UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 2, 2012

Green Endeavors, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-54018	27-3270121
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

59 West 100 South, Suite 200, Salt Lake City, Utah	84101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     801-575-8073

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

 Item 4.02     NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

As of November 2, 2012, the Board of Directors of Green Endeavors, Inc. (the “Company”) has concluded that the financial statements for the year ended December 31, 2011 and each of the three quarters during that year should no longer be relied upon and must be restated.  This decision has been reached after extensive review with our current Certifying Accountant, outside experts and third parties.  Certain convertible debt has not been recorded properly and a material change in the Company’s financial statements will result from the proper recording of these obligations and how they are classified.  It is not expected to take more than 10 days to restate the affected financial statements and file the corrected statements in an amended Form 10-K.

The Company is a consolidated entity and the salon operations of the consolidated entities are not the reason for the restatements.  The restatements are a result of debt and equity treatment and reclassifications within the parent company, Green Endeavors, Inc.  The general categories of the financial statements that are estimated to have material changes include the following: Derivative Liability, Debt Discount, Additional Paid-In Capital, Accumulated Deficit, Interest Expense, and Gain (Loss) on Derivative Liability Fair Value Adjustment.  It is estimated that there will be no change to the assets of the Balance Sheets.

Item 9.01	Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Endeavors, Inc.

/s/ Richard Surber Richard Surber
CEO & President

Date: November 5, 2012